FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
James R. Batten
(417) 862-3333

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O'REILLY AUTOMOTIVE, INC. ANNOUNCES 2005 THIRD QUARTER EARNINGS RELEASE AND CONFERENCE CALL

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Springfield, MO, October 18, 2005 – O’Reilly Automotive, Inc. (the “Company”) (Nasdaq: ORLY) announced the release date for third quarter 2005 earnings as Tuesday, October 25, 2005, with a conference call to follow Wednesday, October 26, 2005.

The Company’s third quarter 2005 earnings will be released after 5:30 p.m. central time on Tuesday, October 25, 2005, and can be viewed, at that time on the Company’s website at www.oreillyauto.com by clicking on “News”.

Investors are invited to listen to the Company’s conference call discussing the financial results for the third quarter of 2005, on October 26, 2005, at 10:00 a.m. central time, via webcast on the Company’s website at www.oreillyauto.com by clicking on “News”. A replay of the call will also be available on the Company’s website following the conference call.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,399 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of June 30, 2005.